EXHIBIT 10.2

NOTE

Principal Amount: $1,000,000	Las Vegas, Nevada
April 19, 2006

FOR VALUE RECEIVED, Power Efficiency Corporation, a Delaware corporation (the “Borrower”) hereby promises to pay to EMTUCK, LLC, a Nevada limited liability company (the “Lender”), by wire transfer of immediately available United States federal funds to the Lender’s designated account or, if the Lender so agrees, by the Borrower’s check, the aggregate principal sum of $1,000,000, or such lesser amount as is advanced and outstanding (each such advance, a “Loan”) pursuant to the provisions of this Note (this “Note”), together with interest in like money on the unpaid principal balance of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is paid in full (whether as stated, by acceleration or otherwise) at the rate of 10.75% per annum. Interest shall be simple interest and calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued interest on each Loan shall be payable (a) upon the payment or prepayment of the Loan (but only on the principal amount so paid or prepaid) and (b) quarterly on each three-month anniversary of the date of this Note, commencing July 19, 2006, and at maturity on the Maturity Date (as defined below). All principal then outstanding, and all interest, fees, charges, and other amounts owing under this Note and then unpaid shall be due and payable on January 19, 2007 (the “Maturity Date”). All payments on or in respect of this Note shall be made to the Lender without set-off or counterclaim and free and clear of and without deductions of any kind.

The Borrower hereby authorizes the Lender to endorse on the Schedule annexed to this Note the principal amount of each Loan made to the Borrower and all payments of principal and interest in respect of each such Loan, which endorsements shall, in the absence of manifest error, be conclusive; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligations of the Borrower hereunder.

This Note is the Note referred to in that certain agreement dated April 18, 2006, between the Borrower and the Lender (the “Agreement”), and is subject to the terms and conditions and entitled to the benefits thereby, is secured by, and entitled to the benefits of, the Security Agreement dated of even date with this Note between the Borrower and the Lender (the “Security Agreement”).

In this Note, the following terms shall have the following respective meanings:

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of Nevada.

“Default” shall mean an event that with notice or lapse of time or both would become an Event of Default (as defined below).

“Material Adverse Condition” shall mean a material adverse effect on the business, property, operations, prospects or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole.

1. Optional Prepayment; Premium. The Borrower may prepay the principal and interest due on this Loan, at any time, in whole or in part, without penalty or premium.

2. Conversion. The Borrower may convert this Note into Common Stock of the Company in accordance with the terms of paragraph 2 of the Agreement. Any such conversion shall constitute payment in full of the aggregate principal amount of this Note so converted.

3. Expenses. Each party shall bear its own expenses incurred in connection with all transactions in respect of the Loans, except that Borrower shall reimburse the Lender for its reasonable legal expenses incurred in connection with such transactions, including the costs of formation of the Borrower.

4. Notices. Unless otherwise indicated differently, all notices, requests, reports, information or demands which either party may desire or may be required to give to the other party shall be in writing and shall be personally delivered, sent by facsimile, by a reliable overnight mail delivery service providing a receipt or by first-class certified or registered United States mail, postage prepaid return receipt requested, and sent to the receiving party at its address appearing below or at such other address as that party shall designate to the other party by written notice; (provided, however, notices to the Lender requesting disbursements need not be sent by certified United States mail):

If to the Borrower:	John (BJ) Lackland

Power Efficiency Corporation

3960 Howard Hughes Parkway

Suite 460

Las Vegas, NV 89109

If to the Lender:	EMTUCK, LLC

c/o Northwest Power Management, Inc.

One Hughes Center Drive

Suite 1004

Las Vegas, NV 89109

All notices, requests, reports, information or demands so given shall be deemed effective upon receipt or, if mailed, upon receipt or the expiration of the third day following the date of mailing, which ever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed.

5. Maximum Interest Rate. Notwithstanding the provisions of this Note, if the rate of interest payable under this Note is limited by law, the interest payable under this Note shall be the lesser of (a) the amount calculated at the rate set forth in this Note and (b) the maximum interest permitted by law. If, however, interest is paid under this Note in excess of the maximum rate of interest permitted by law, any interest so paid which exceeds that maximum rate shall automatically be considered a payment of principal and shall automatically be applied in reduction of principal due on this Note to the extent of the excess. The provisions of this Section 5 shall survive the termination of this Note.

6. Covenants. The Borrower covenants and agrees with the Lender that, so long as the Commitment is outstanding and until payment in full of all obligations of the Borrower under this Note:

(a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

(b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof;

(c) Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements (the “Requirements”) of all governmental bodies, departments, commissions, boards, companies or associates insuring the premises, courts, authorities, officials, or officers, which are applicable to the Borrower or its property; except wherein the failure to comply would not have a material adverse effect on the Borrower or its property; provided that nothing contained herein shall prevent the Borrower from contesting the validity or the application of any Requirements;

(d) Preserve the value of the Collateral (as defined in the Security Agreement) by using all possible efforts to challenge any claim that the Borrower’s patents infringe upon any patents held by a third party, promptly challenging any third party who files a patent which the Borrower believes infringe upon the Borrower’s patents and to make any necessary filings to prosecute the pending patent applications. In the event that such steps are not taken to the satisfaction of the Lender, the Lender shall have the right (at the Borrower’s expense) to take all necessary steps to preserve the value of the Collateral; and

(e) Shall not grant any party other than the Lender a security interest in any of the Collateral, except for the currently existing security interest securing the Pali Notes (as defined in the Agreement).

7. Representations and Warranties. The Borrower represents and warrants to the Lender that:

(a) Organization; Powers. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Condition, is qualified to do business in, and is in good standing in, every jurisdiction where that qualification is required.

(b) Authorization; Enforceability. The transactions contemplated under this Note and the other Basic Documents are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate (including, if required, stockholder) action. This Note has been, and the other Basic Documents will be, duly executed and delivered by the Borrower, and each Basic Document constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Governmental Approvals; No Conflicts. The transactions contemplated under this Note and the other Basic Documents (i) will not violate or result in a default under any agreement or other instrument binding upon the Borrower or its property and assets or give rise to a right under any such agreement or other instrument to require any payment to be made by the Borrower and (ii) will not result in the creation or imposition of any lien on any property or asset of the Borrower other than the liens created under the Security Agreement.

(d) Properties and Assets.

(i) The Borrower has good title to all its property and assets, free and clear of all liens (other than the liens of the Security Agreement and securing the Pali Notes) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize its properties and assets for their intended purposes.

(ii) The Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use of any such property by the Borrower does not infringe upon the rights of any other person or entity.

8. Events of Default. (a) Upon the occurrence of any of the following events (herein called “Events of Default”):

(i) the Borrower shall fail to pay the principal of or interest on this Note when due and payable and on the Maturity Date;

(ii) the Borrower makes a general assignment for the benefit of creditors or commences (as the debtor) a case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law;

(iii) except as provided in Section 6(e) above, the Borrower shall encumber or hypothecate the Collateral subject to the security interest created under the Security Agreement; or

(iv) a case in bankruptcy or any proceeding under any other insolvency law is commenced by or against the Borrower (as the debtor) and:

(A) a court having jurisdiction enters a decree or order for relief against the Borrower as the debtor in such case or proceeding;

(B) such case or proceedings is consented to by the Borrower or remains undismissed for 60 days;

(C) the Borrower consents or admits the material allegations against it in any such case or proceeding; or

(D) a trustee, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the property of the Borrower for the purpose of general administration of such property for the benefit of creditors and the order making such appointment or granting such authorization is not vacated within 60 days, during which period such trustee, receiver or agent shall not have taken any action with respect to the property of the Borrower which might prejudice the interest of the Holder, then, the Lender may upon written notice to the Borrower elect to declare the entire principal amount of the Note then outstanding together with accrued unpaid interest thereon due and payable. Upon receipt of such notice, the Company shall have seven (7) Business Days to cure the Event of Default and if uncured on the eighth (8th) Business Day, all principal and accrued interest shall become immediately due and payable.

9. Conditions Precedent to Initial Loan. The obligation of the Lender to make the initial Loan under the Agreement is subject to the satisfaction of the following conditions:

(a) no Default or Event of Default has occurred and is continuing as of the date of such initial Loan;

(b) no Material Adverse Condition has occurred and is continuing as of the date of such initial Loan;

(c) the representations and warranties made by the Borrower in this Note and the other Basic Documents are true and complete on and as of the date of that Loan with the same force and effect as if made on and as of that date (or, if applicable, as of any specific date as of which that representation or warranty is expressly stated to have been made);

(d) the Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, dated as of the date of the initial Loan and certifying:

(i) that attached to such certificate is a true and complete copy of the charter, as amended and in effect, of the Borrower, and that such charter has not been amended since the date of the last amendment set forth in such certificate;

(ii) that attached to such certificate is a true and complete copy of the bylaws of the Borrower as amended and in effect at all times from the date on which the resolutions referred to in clause (iii) were adopted to and including the date of such certificate,

(iii) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Note and the Agreement, the Loans, the Security Agreement and all documents related to the transactions contemplated under this Note (the “Basic Documents”), and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(iv) that attached to such certificate is a certificate of good standing for the Borrower from the Secretary of State of the State of Delaware;

(v) as to the incumbency and specimen signature of each officer of the Borrower executing the Basic Documents (and the Lender may conclusively rely on such certificate);

(e) the Lender shall have received an opinion of legal counsel to the Borrower, dated the date of the initial Loan, in form and substance reasonably satisfactory to the Lender;

(f) the Lender shall have received duly executed and delivered copies of (i) the Security Agreement and (ii) the Warrants (in accordance with paragraph 3 of the Agreement);

(g) the conditions set forth in paragraph 4 of the Agreement shall have been satisfied; and

(h) the Lender shall have received such other documents as the Lender may reasonably request.

10. Conditions to All Loans. The obligation of the Lender to make any Loan under the Agreement is subject to the further conditions precedent that, both immediately prior to the making of that Loan and also after giving effect to, and to the intended use of, that Loan:

(a) no Default or Event of Default has occurred and is continuing;

(b) no Material Adverse Condition has occurred and is continuing; and

(c) the representations and warranties made by the Borrower in this Note and the other Basic Documents are true and complete on and as of the date of that Loan with the same force and effect as if made on and as of that date (or, if applicable, as of any specific date as of which that representation or warranty is expressly stated to have been made).

Each such extension of credit to the Company shall constitute a certification by the Company to the effect set forth in the preceding sentence.

11. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

12. No Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Note shall operate as a waiver of that right, remedy, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Note are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13. Restrictions on Transfer. The Borrower may not assign any of its rights or obligations under this Note without the prior written consent of the Lender.

14. Integration. This Note and the other Basic Documents constitute the entire agreement and understanding between the Borrower and the Lender with respect to the matters covered by this Note and the other Basic Documents and supersede all prior agreements and understandings, written or oral, between the Borrower and the Lender with respect to the subject matter of this Note and the other Basic Documents.

15. Severability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Note, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

16. Captions. The table captions and section headings appearing in this Note are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Note.

17. Amendments. No provision of this Note may be waived, modified or supplemented except by a written instrument signed by the Borrower and the Lender.

18. Successors and Assigns. This Note shall be binding upon and inure to the benefit of its parties and their respective successors and permitted assigns.

19. Further Assurances. The Borrower shall provide to the Lender, from time to time, such documents, agreements, certificates and other information requested by the Lender as shall be necessary or advisable to effect the purposes of this Note and the other Basic Documents.

[Signature pages follows]

IN WITNESS WHEREOF, Power Efficiency Corporation has caused this Note to be duly executed and delivered on its behalf and in its name by the signature of its duly authorized officer, as of the date first above written.

POWER EFFICIENCY CORPORATION (a Delaware corporation)

By:

Name:
Title:

SCHEDULE OF LOANS AND

PAYMENTS OF PRINCIPAL

UNDER REVOLVING CREDIT NOTE

Date	Amount of Loan	Amount of Principal Paid	Amount of Interest Paid	Balance of Unpaid Principal	Person Making Notation